Exhibit 3.1

FRANCISCO V. AGUILAR
NEVADA SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Madison Square Garden Sports Corp.

Entity or Nevada Business Identification Number (NVID): E49580892025-5

2. Restated or Amended and Restated Articles: (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

You must include the Restated Articles or the Amended and Restated Articles with this filing.

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

3. Amendment Filing Type: (Select only one box)

Domestic Corporation If amending, complete sections 1, 3, 6 and 7.

☐ **Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)**

Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☒ **Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)**

☒ Check this box if the amendment is for a name change only.

- No stockholder approval is required for a name change under NRS 78.390(8).

☐ If the amendment includes other changes, confirm the following:

- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved):

You must include the filing fee with this form. See the instructions for more information.

Page 1 of 2
Revised: 7/1/2026

5. Effective Date and Time: (Optional) Date: 6. Describe the Changes: Applicable changes (select all that apply): 7. Signature: (Required)) You must include the filing fee with this form. See the instructions for more information. Page 2 of 2 Revised: 7/1/2026 Profit Corporation Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390) Certificate to Accompany Restated Articles or Amended and Restated 10/26/2026 11:59pm Eastern time Mark Cresitello Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Name used in the home state (if different from the name used in Nevada): 4. Officer’s Statement: Foreign corporations only. Complete 1, 4, 6 and 7. Title Print First Name X /s/ Mark Cresitello Secretary Cresitello Signature Print Last Name Jurisdiction of formation (state or country): Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed. Attach additional page(s) if additional signatures are necessary. The organization amended the articles as follows: (provide article numbers, if available) Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date. Time: The first sentence of Article FIRST of the Articles of Incorporation is hereby amended to read as follows: “FIRST. The name of the corporation (hereinafter called the “Corporation”) is MSG Knickerbockers Corp.”